Exhibit 99.1

Avalon Holdings Corporation
One American Way ● Warren, OH 44484-5555 ● Phone: (330) 856-8800

AVALON HOLDINGS CORPORATION ANNOUNCES ORGANIZATIONAL CHANGES

WARREN, Ohio (December 2, 2014) – Ronald E. Klingle, Chairman of the Board of Avalon Holdings Corporation (NYSE Amex:AWX) today announced that effective December 1, 2014, Bryan P. Saksa, has been hired as Treasurer and Chief Financial Officer replacing Timothy C. Coxson.

Mr. Saksa previously held financial accounting and reporting positions at Myers Industries, Inc. and TransDigm Group, Inc. Mr. Saksa received his Bachelor of Business Administration degree in Accounting from Cleveland State University and has been a Certified Public Accountant since 2001 and previously worked for Grant Thornton LLP, a national public accounting firm.

Mr. Coxson has resigned from his position as Treasurer and Chief Financial Officer. Mr. Coxson will continue to be employed by Avalon Holdings Corporation as Director of Corporate Financial Services and will report to Mr. Klingle. In addition to his responsibilities as Director of Corporate Financial Services, he will assist Mr. Saksa through this transition.

Avalon Holdings Corporation provides waste management services to industrial, commercial, municipal and governmental customers in selected northeastern and midwestern U.S. markets. Avalon Holdings Corporation also owns the Avalon Golf and Country Club, which operates golf courses and related facilities.

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